EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-173469 of our reports dated March 14, 2014, relating to the Consolidated Financial Statements of Rockville Financial, Inc., and subsidiaries (collectively “the Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rockville Financial, Inc. for the year ended December 31, 2013.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 14, 2014